FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. ENGAGES INVESTMENT BANKER

SSTI's Current Offering Expires on September 16, 2011

     LADERA RANCH, Calif. - August 12, 2011 - Strategic Storage Trust, Inc. (SSTI) - a publicly registered non-traded REIT targeting the self-storage market - recently engaged KeyBanc Capital Markets (KBCM), the investment banking arm of KeyCorp (NYSE: KEY), to serve as its advisor with respect to one or more joint venture transactions with institutional investors for purposes of developing, acquiring, owning and managing self-storage properties and related investments.

     "We wanted to pursue possible joint venture opportunities with institutional investors. We believe KeyBanc Capital Markets is the best choice to help us find a suitable institutional joint venture partner to further expand our portfolio. We were impressed by the amount of time KBCM representatives spent getting to know our business. This arrangement adds to the very positive lending relationship we just established with KeyBank, N.A. in the form of a $22 million credit facility," said H. Michael Schwartz, SSTI's chairman and CEO.

     "Self-storage fundamentals showed resilience through the recent recession and the sector has performed very well during the recovery," said Robert Woomer, director in KeyBanc Capital Markets' Real Estate Investment Banking Group. "SSTI is a leader in the self-storage market and we are excited to be working closely with the company in support of its continued growth."

     On July 1, 2011, SSTI entered into a $22 million credit facility with KeyBank, N.A. SSTI used a portion of the initial $15 million draw on the $22 million credit facility to finance the acquisition of a property in Ladera Ranch, California and an additional $3 million draw to finance the acquisition of a property in Hampton, Virginia. It intends to draw the remaining $4 million to finance the closing of a property located in Gilroy, California. SSTI's current offering expires on September 16, 2011.

     Since the launch of SSTI in 2008, SSTI's portfolio of wholly-owned properties has expanded to include 76 properties in 17 states and Canada. SSTI is actively purchasing properties generating current cash flow as well as value-add lease-up opportunities using low leverage or all cash.

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is the first and only self-storage REIT in the public non-traded REIT marketplace.  SSTI is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing self-storage REITs nationwide. The Strategic Storage Trust management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. The REIT's storage facilities are branded as SmartStop™ Self Storage throughout the country.  Its portfolio includes approximately 50,000 self-storage units and 6.2 million rentable square feet of storage space.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

About KeyBanc Capital Markets

KeyBanc Capital Markets is a trade name under which corporate and investment banking products and services of KeyCorp and its subsidiaries, KeyBanc Capital Markets Inc., Member NYSE/FINRA/SIPC, and KeyBank National Association ("KeyBank N.A."), are marketed. Securities products and services are offered by KeyBanc Capital Markets Inc. and its licensed securities representatives, who may also be employees of KeyBank N.A. Banking products and services, are offered by KeyBank N.A. KeyCorp (NYSE: KEY) is one of the nation's largest bank-based financial services companies, with assets of approximately $89 billion.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company's prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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Genevieve Anton
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